Exhibit 99.1

Contact: Lorraine D. Miller, CFA
         Senior Vice President - Investor Relations
         404-760-7180

FOR IMMEDIATE RELEASE
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               WESTPOINT STEVENS RECEIVES WAIVER FOR SENIOR CREDIT
           FACILITY AND SECOND-LIEN FACILITY, DELAYS FORM 10-K FILING
                  AND PREANNOUNCES FIRST QUARTER 2003 RESULTS


WEST POINT, GA. (April 16, 2003) - WestPoint Stevens Inc. (OTCBB: WSPT) (www.westpointstevens.com) today announced that it is continuing negotiations on a new agreement with its lenders under the Company's Senior Credit and Second-Lien Facilities. The outcome of these negotiations is material to certain of the information required to be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The Company anticipates that if these negotiations were not successful, its auditor would issue a going concern qualification in its audit report. As a result, WestPoint Stevens will delay filing its Annual Report on Form 10-K until the conclusion of these negotiations. The Company has received an interim waiver through June 10, 2003, under its Senior Credit and Second-Lien Facilities of any default that might result from its failure to make a timely filing of its Annual Report on Form 10-K and to comply with certain financial covenants and is hopeful that its continuing negotiations will result in a longer-term resolution of these matters. The Company stated that its results of operations for 2002, which it announced on February 11, 2003, would not be affected by the negotiations or the results thereof.

Holcombe T. Green, Jr. Chairman and CEO of WestPoint Stevens, commented, "Our business in the latter part of the first quarter of this year was negatively impacted by the onslaught of war and harsh weather conditions resulting in a sharp decline in retail demand. As a result, for the first quarter of 2003 we expect to report a 13% decline in sales and EBITDA* of approximately $31 million. This waiver was needed to allow us adequate time to work out issues relating to resetting certain financial covenant requirements to reflect the current challenging retail environment. However, we recently concluded an excellent Spring Home Fashions Market Week with significant new business coming from our targeted key retail accounts all of which should contribute to a stronger second half of 2003."

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* Expected EBITDA ($31 million) as defined by the bank facilities, represents expected net loss for the first quarter of 2003 ($ 17 million) plus the aggregate of expected net interest costs, income taxes, depreciation, amortization and costs related to restructuring initiatives ($48 million) for such quarter. EBITDA is not an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles, and, as presented by us, may not be comparable to similarly titled measures presented by other companies.

WestPoint Stevens Inc. is the nation's premier home fashions consumer products marketing company, with a wide range of bed linens, towels, blankets, comforters and accessories marketed under the well-known brand names GRAND PATRICIAN, PATRICIAN, MARTEX, ATELIER MARTEX, BABY MARTEX, UTICA, STEVENS, LADY PEPPERELL, SEDUCTION, VELLUX and CHATHAM - all registered trademarks owned by WestPoint Stevens Inc. and its subsidiaries - and under licensed brands including RALPH LAUREN HOME, DISNEY HOME, GLYNDA TURLEY and SIMMONS BEAUTYREST. WestPoint Stevens is also a manufacturer of the MARTHA STEWART and JOE BOXER bed and bath lines. WestPoint Stevens can be found on the World Wide Web at WWW.WESTPOINTSTEVENS.COM.

Safe Harbor Statement: Except for historical information contained herein, certain matters set forth in this press release are "forward looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties may be attributable to important factors that include but are not limited to the following: Product margins may vary from those projected; Raw material prices may vary from those assumed; Additional reserves may be required for bad debts, returns, allowances, governmental compliance costs, or litigation; There may be changes in the performance of financial markets or fluctuations in foreign currency exchange rates; Unanticipated natural disasters could have a material impact upon results of operations; There may be changes in the general economic conditions that affect customer practices or consumer spending; Competition for retail and wholesale customers, pricing and transportation of products may vary from time to time due to seasonal variations or otherwise; Customer preferences for our products can be affected by competition, or general market demand for domestic or imported goods or the quantity, quality, price or delivery time of such goods; There could be an unanticipated loss of a material customer or a material license; The availability and price of raw materials could be affected by weather, disease, energy costs or other factors. The information contained in this release is as of April 16, 2003. WestPoint Stevens assumes no obligation to update publicly any forward-looking statements, contained in this document as a result of new information or future events or developments.

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